EXHIBIT NO. 3

         Consent of Ernst & Young LLP, Independent Chartered Accountants


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the incorporation by reference of our report dated November 12, 1999, with respect to the consolidated financial statements of Chell Group Corporation (formerly named Networks North Inc.) included in its Annual Report (Form 10-K) for the year ended August 31, 2000, filed with the Securities and Exchange Commission on December 14, 2000, in the Registration Statement (Form S-8) pertaining to the registration of 75,000 shares of its common stock which will be issued for consulting services.


Toronto, Canada,                          /s/ Ernst & Young LLP
March 29, 2001                            Chartered Accountants